Exhibit 2

British American Tobacco p.l.c.

Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	Marina Bellini
2	Reason for the notification
a)	Position/status	Director, Digital and Information
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Grant of options over ordinary shares under the British American Tobacco 3 year Sharesave Scheme.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£27.27	660

d)	Aggregated information - Aggregated volume - Price	660 £27.27
e)	Date of the transaction	2022-03-11
f)	Place of the transaction	London Stock Exchange (XLON)

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	Luciano Comin
2	Reason for the notification
a)	Position/status	Regional Director, Americas and Sub-Saharan Africa
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Grant of options over ordinary shares under the British American Tobacco 3 year Sharesave Scheme.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£27.27	660

d)	Aggregated information - Aggregated volume - Price	660 £27.27
e)	Date of the transaction	2022-03-11
f)	Place of the transaction	London Stock Exchange (XLON)

Name of officer of issuer responsible for making notification: Oliver Martin
Date of notification: 15 March 2022